EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
CBRE Group, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333‑116398, 333-181235, 333-218113 and 333-231572 on Form S-8 and No. 333-251514 on Form S-3) of our reports dated February 28, 2022, with respect to the consolidated financial statements and financial statement schedule II of CBRE Group, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Los Angeles, California
February 28, 2022